Exhibit 10.4

CUSTODIAL AGREEMENT

dated as of September 16, 2021

by and between

ONEX FALCON DIRECT LENDING BDC FUND

(“Fund”)

and

U.S. BANK NATIONAL ASSOCIATION

(“Custodian”)

THIS CUSTODIAL AGREEMENT (this “Agreement”) is dated as of September 16, 2021 and is by and between ONEX FALCON DIRECT LENDING BDC FUND, a Delaware Statutory Trust (together with its successors and permitted assigns, the “Fund”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as custodian (in its capacity as custodian under this Agreement, or any successor or permitted assign acting in such capacity, the “Custodian”).

WHEREAS, the Fund desires to engage the Custodian to act as custodian for the Fund with respect to the Accounts (as defined below), and in that regard the Fund desires to engage the Custodian to provide the custodial services specifically set forth in this Agreement, upon and subject to the terms of this Agreement; and

WHEREAS, the Fund, from time to time, may purchase Loans (as defined herein) and desires to engage the Custodian to act as custodian for the Fund with respect to such Loans and the accounts established herein with respect thereto;

WHEREAS, the Custodian is willing to act in such capacity as custodian under and subject to the terms of this Agreement; and

WHEREAS, the Custodian is qualified to act as a “Qualified Custodian” pursuant to the requirements of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS.

Section 1.1. The following words have these meanings as used in this Agreement:

“1940 Act” shall have the meaning assigned in Section 12(b).

“Accounts” shall mean the Interest Cash Account, the Principal Cash Account and the Custodial Account as specified in each currency as identified on Schedule I hereto, and any additional account established with the Custodian pursuant to or as permitted under this Agreement, collectively.

“Advisers Act” shall have the meaning assigned in the recitals.

“Authorized Person” shall have the meaning assigned in Section 3.8(a).

“Bond” means a debt security (other than a Loan) issued by a corporation, limited liability company, partnership or trust.

“Business Day” means any day that is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulations to remain closed in New York, New York, or Chicago, Illinois (or other city in which the corporate trust office of the Custodian is located).

“Cash Account” shall have the meaning set forth in Section 2.2(b).

“Certificated Loan” shall have the meaning set forth in Section 3.1(b).

“Custodial Account” shall have the meaning set forth in Section 2.2(a).

“Custodial Assets” means, collectively, the (i) Bonds, Securities and Loans delivered to the Custodian by the Fund pursuant to the terms of this Agreement for credit to the Custodial Account, and (ii) all Proceeds thereof received by the Custodian and any Eligible Investments related thereto, including any dividends in kind (e.g., non-cash dividends).

“Custodial Assets Database” shall have the meaning set forth in Section 5.

“Custodian” shall have the meaning set forth in the first paragraph of this Agreement.

“Delivery Date” means such date or dates on which Custodial Assets may be delivered to the Custodian from time to time pursuant to the terms of this Agreement (it being hereby expressly acknowledged that there may be more than one Delivery Date).

“Eligible Investments” means any investment that at the time of its acquisition is one or more of the following:

(a) direct obligations of, or obligations fully guaranteed by, the United States of America or certain agencies thereof in each case backed by the full faith and credit of the United States;

(b) (i) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the Custodian), provided that the short-term deposit rating of such institution at the time of such acquisition or contractual commitment providing for such investment has a credit rating of “P-1” (or its equivalent) or better by any nationally recognized statistical rating organization, and (ii) any other demand or time deposit or certificate of deposit that is fully insured by the Bank Insurance Fund or the Savings Association Insurance Fund administered by the FDIC;

(c) commercial paper having at the time of such acquisition therein a credit rating of “P-1” (or its equivalent) or better by any nationally recognized statistical rating organization;

(d) repurchase agreements with respect to the assets specified above, issued by any bank (which may include the Custodian) or any corporation or broker-dealer the long-term debt obligations of which are rated “AA” (or its equivalent) or better by any nationally recognized statistical rating organization; and

(e) any money market funds (whether U.S. or non-U.S.) denominated in U.S. Dollars and rated at least “AAA” (or its equivalent) by any nationally recognized statistical rating organization.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Documents” shall have the meaning set forth in Section 3.1(b).

“Foreign Intermediaries” shall have the meaning set forth in Section 3.5(a).

“Foreign Securities Systems” shall have the meaning set forth in Section 3.5(a).

“Foreign Subcustodians” shall have the meaning set forth in Section 3.5(a).

“Instrument” shall have the meaning set forth in Section 3.1(b).

“Interest Cash Account” shall have the meaning set forth in Section 2.2(b).

“Investment Adviser” means, Onex Falcon Investment Advisors, LLC, a Delaware limited liability company, or any successor Investment Adviser identified to the Custodian by the Fund in writing.

“Loan” means any commercial loan, or participation therein, made by a bank or other financial institution or funding source that by its terms provides for payments of principal and/or interest, including discount obligations and payment- in-kind obligations, acquired or otherwise held by the Fund from time to time.

“Loan Assignment Agreement” shall have the meaning set forth in Section 3.1(b).

“Fund” shall have the meaning set forth in the first paragraph of this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Principal Cash Account” shall have the meaning set forth in Section 2.2(b).

“Proceeds” means, collectively, (i) all distributions, earnings, interest, dividends and other payments paid on the Custodial Assets’ by or on behalf of the issuer or obligor thereof, or applicable paying agent or administrative agent, and received by the Custodian during the term hereof, and (ii) the net proceeds of the sale or other disposition of the Custodial Assets pursuant to the terms of this Agreement and received by the Custodian during the term hereof (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.4(b) hereof).

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, from the Fund or any Authorized Person in any of the following forms acceptable to the Custodian:

(a) in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier); or

(b) an electronic mail (or other electronic communication) from an Authorized Person; or

(c) in a communication utilizing access codes effected between electro mechanical or electronic devices; or

(d) in connection with any purchase, acquisition, sale, disposition or other transfer of a Custodial Asset, a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction provided by an Authorized Person, including by electronic mail or other electronic communication; or

(e) such other means as may be agreed upon from time to time by the Custodian and the party giving such instructions.

“Reinvestment Earnings” shall have the meaning set forth in Section 3.4(b).

“Securities System” means the Federal Reserve Bank Book Entry System, a clearing agency which acts as a securities depository, including The Depository Trust Company, or another book entry system for the central handling of securities.

“Security” means any Bond, financial instrument, security, equity interest, subordinated note, subordinated fee note or other similar asset including, without limitation, as “security” is defined in Article 8 of the UCC.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“UCC” means the Uniform Commercial Code as in effect from time, in the State of New York or, if different, in the State of the United States that governs the perfection of the relevant security interest.

“Uncertificated Loan” shall have the meaning set forth in Section 3.1(b).

Section 1.2. In this Agreement unless the contrary intention appears:

(a) a reference to this Agreement or another instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c) the singular includes the plural and vice versa;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and Section references refer to Sections of this Agreement;

(e) the words “include”, “includes”, and “including” are not limiting;

(f) a reference to a Person includes a reference to the Person’s executors, administrators, successors and permitted assigns;

(g) an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(h) an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; and

(i) a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Fund or the Investment Adviser on its behalf.

Section 1.3. Headings are inserted for convenience and do not affect the interpretation of this Agreement.

SECTION 2. APPOINTMENT OF CUSTODIAN AND DESIGNATION OF ACCOUNTS.

Section 2.1. Appointment of Custodian. (a) The Fund hereby appoints the Custodian to serve as the custodian for the Custodial Assets and Proceeds pursuant to this Agreement, and in such capacity appoints the Custodian to act as custodial agent on behalf of the Fund with respect thereto. The Fund shall notify the Custodian from time to time of the Custodial Assets to be delivered to the Custodian, and such other information or agreements as may be reasonably requested by the Custodian in connection therewith or otherwise agreed upon.

(b) All Custodial Assets and Proceeds delivered to the Custodian shall be held and maintained in accordance with this Agreement. The Custodian shall not be responsible for any property held, owned or received by the Fund and not delivered to the Custodian pursuant to the terms of this Agreement. At the time of each delivery of Custodial Assets to the Custodian by or on behalf of the Fund, the Fund agrees that it shall expressly identify the same to the Custodian as Custodial Assets, as the case may be, being delivered under this Agreement.

(c) The Custodian accepts its appointment as custodian hereunder, and agrees to receive and hold, as custodian for the Fund pursuant to the terms of this Agreement, the Custodial Assets delivered and identified to it by the Fund on each Delivery Date and any Proceeds received from time to time therefrom. The Fund and the Custodian shall revise Schedule I from time to time and as agreed upon, without the need for any further amendment to this Agreement.

Section 2.2. Establishment of Accounts. (a) There shall be established at the Custodian a securities account to which the Custodian shall deposit and hold the Custodial Assets received by it (and any Proceeds received by it from time to time in the form of dividends in kind) as directed by the Fund in writing pursuant to this Agreement, which account shall be designated the “Custodial Account” (the “Custodial Account”). The Custodial Account for the Fund may contain any such sub-accounts as the Custodian may determine are necessary for the administration of such account.

(b) There shall be established at the Custodian securities accounts to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to the Custodial Assets as directed by the Fund in writing, which accounts shall be designated the “Interest Cash Account” (the “Interest Cash Account”) and the “Principal Cash Account” (the “Principal Cash Account” and, together with the Interest Cash Account, the “Cash Account”).

(c) Subject to the terms of this Agreement, the Accounts shall be under the complete control and dominion of the Fund, and the Fund, shall be entitled to make deposits, withdrawals, transfers and payments to and from the Accounts from time to time as it may determine. Custodial Assets held in the Custodial Account may be withdrawn by the Fund from time to time pursuant to Section 3.2 below. Amounts held in the Cash Account from time to time may be withdrawn by the Fund upon receipt of Proper Instructions therefor, and may be invested upon and pursuant to specific direction of the Fund in the form of Proper Instructions, pursuant to Section 3.4 below. Any Account may include for administrative or ministerial purposes subaccounts thereof. Without limiting the generality of the foregoing, the Custodian has no responsibility for the Fund’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Fund may be subject or for which it may have obligations to third-parties in respect of the Accounts, and the Custodian shall have no liability for the application of any funds made at the direction of the Fund.

Section 3. Custodial Duties.

Section 3.1. Holding Custodial Assets. (a) The Custodian shall hold and segregate for the account of the Fund, all Custodial Assets received by it pursuant to this Agreement other than Custodial Assets which are held in a Securities System and shall properly account for all Custodial Assets held in a Securities System and identify the same on its books and records as held for the account of the Fund.

(b) It is hereby expressly acknowledged that (a)(i) certain Loans may be acquired by the Fund from time to time which are evidenced by, or accompanied by delivery of, an instrument (an “Instrument”), as that term is defined in Section 9-102(a)(4a) of the UCC (any such Loan, a “Certificated Loan”), (ii) certain Loans may be acquired by the Fund from time to time which are not evidenced by, or accompanied by delivery of, an Instrument (any such Loan, an “Uncertificated Loan”), and such Loans may instead be evidenced solely by delivery to the Custodian of a facsimile or electronic copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Fund as assignee or, in respect of any Loan acquired as a participation interest, a participation agreement (“Participation Agreement”) in favor of the Fund as the participant, (iii) for Uncertificated Loans (A) any such Loan Assignment Agreement (and the registration of the related Uncertificated Loans on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Fund (or its nominee) or (B) any such Participation Agreement (and the registration of the related Uncertificated Loan on the books and records of the participating lender (or, if applicable, other party responsible for maintaining a participant register)) shall be registered in the name of the Fund (or its nominee) and (iv) any duty on the part of the Custodian with respect to any Loan shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such Instrument, in the case of a Certificated Loan, or any such Loan Assignment Agreement or Participation Agreement, in the case of an Uncertificated Loan, which has been delivered to it in accordance with the terms herein, and (b) nothing herein shall require the Custodian to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Uncertificated Loan or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof. Except as expressly provided above, the Custodian is not under any duty to hold custody of any related instrument, security, credit agreement and/or other agreements or documents, if any (collectively, “Financing Documents”) related to a Loan. The Custodian has no obligation to examine or determine the validity, sufficiency, marketability or enforceability of any Instrument, Loan Assignment Agreement, Participation Agreement or other Financing Document (and shall have no responsibility for the genuineness or completeness thereof), or for the Fund’s title to any related Loan. The Custodian may assume the genuineness of each such Instrument, Loan Assignment Agreement or Participation Agreement it may receive and the genuineness and due authority of any signatures (including any electronic signatures) appearing thereon, and shall be entitled to assume that each such Instrument, Loan Assignment Agreement or Participation Agreement, as the case may be, it may receive is what it purports to be. If an original Instrument is or shall be or becomes available with respect to any Uncertificated Loan, it shall be the sole responsibility of the Fund to make or cause delivery thereof to the Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original Instrument has been or is required to be issued or made available in respect of any Uncertificated Loan or to compel or cause delivery thereof to the Custodian.

Section 3.2. Release of Custodial Assets. The Custodian shall release and deliver Custodial Assets of the Fund held by the Custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Custodial Assets to be released, with such delivery and other information as may be necessary to enable the Custodian to perform; provided, that, except to the extent the Fund provides instructions to the contrary, Proper Instructions authorizing the release and delivery of Custodial Assets (which may, in the case of Custodial Assets which are Loans, consist of a trade ticket provided by an Authorized Person) shall be deemed to have been provided in the following cases:

(i) upon a sale of such Custodial Assets by or on behalf of the Fund as directed by Proper Instructions:

(A) delivery in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving same day payment; or

(B) in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii) delivery of Custodial Assets that are the subject of a repurchase agreement upon the receipt of payment under such repurchase agreement;

(iii) delivery of Custodial Assets to the depositary agent in connection with tender or other similar offers for such Custodial Assets;

(iv) delivery of Custodial Assets to the issuer thereof or its agent when such Custodial Assets are called, redeemed, retired or otherwise become payable and, unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian;

(v) delivery of Custodial Assets to an issuer thereof, or its agent, for transfer into the name of the Custodian or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) delivery of Custodial Assets to brokers, clearing banks or other clearing agents for examination in accordance with “street delivery” custom;

(vii) delivery of Custodial Assets for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to any deposit agreement and, unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian;

(viii) in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities and, unless otherwise directed by Proper Instructions, the new securities and/or cash, if any, are to be delivered to the Custodian; and

(ix) for any other purpose, but only upon receipt of Proper Instructions specifying the Custodial Assets to be delivered and naming the Person or Persons to whom delivery of such Custodial Assets shall be made.

Section 3.3. Registration of Custodial Assets. Custodial Assets held by the Custodian (other than bearer securities or securities held in a Securities System) shall be registered in the name of the Fund or its nominee. Securities held in a Securities System shall be maintained in Street Name or other good deliverable form. The Fund shall instruct each issuer or obligor (or related paying agent, administrative agent or other agent of such issuer or obligor) of a Custodial Asset to (i) except with respect to bearer securities or securities held in a Securities System, register the Fund on its books and records as the legal owner of such Custodial Asset, (ii) deliver any certificated security or instrument evidencing such Custodial Asset to the Custodian, appropriately completed and reflecting such ownership, for safekeeping by the Custodian on behalf of the Fund, (iii) make all payments in respect of such Custodial Asset to the Cash Account and (iv) deliver all notices and other communications in respect of such Custodial Asset to the Fund, (or, alternatively, to the Custodian at its address for notices pursuant to this Agreement for forwarding to the Fund).

Section 3.4. Bank Accounts, and Management of Cash. (a) Cash Proceeds from the Custodial Assets received by the Custodian from time to time in respect of amounts which constitute interest payments or other payments in respect of income on the Custodial Assets shall be credited to the Interest Cash Account. Cash Proceeds from the Custodial Assets received by the Custodian from time to time in respect of amounts which constitute principal payments on the Custodial Assets shall be credited to the Principal Cash Account. The Custodian shall be entitled to request and receive Proper Instructions in respect of any determination regarding whether any Proceeds received by the Custodian should be deposited into the Interest Cash Account or Principal Cash Account.

(b) Amounts held in the Cash Accounts shall remain uninvested, except to the extent that the Fund (or the Investment Adviser on its behalf) provides a Proper Instruction to invest the amounts in the Cash Account for the Fund in Eligible Investments pursuant to specific Proper Instructions received by the Custodian from the Fund (which may be standing Proper Instructions). Any such investments shall be subject to availability and the Custodian’s then applicable transaction charges (which shall be at the Fund’s expense). Funds may be commingled for purpose of investment, provided however that the Custodian shall properly account for the allocation of such investments to the related Account. Absent receipt of such written Proper Instructions from the Company regarding investment by or before 2:00 p.m. (Eastern Time) on any Business Day, amounts in the Cash Account shall be invested according to a standby investment selected pursuant to a standing Proper Instruction; provided, that it is understood and agreed that such standby investment is not available for any Proceeds other than those received in U.S. Dollars, and any investment of Proceeds received in non-U.S. Dollars shall only be invested upon receipt of Proper Instructions in respect thereof. The Custodian shall have no liability for any loss incurred on any such investment. In no instance will the Custodian have any obligation to provide investment advice to the Fund. Any earnings from such investment of amounts held in the Cash Account (“Reinvestment Earnings”) from time to time shall be redeposited in the Interest Cash Account (and may be reinvested at the written direction of an Authorized Person on behalf of the Fund). Eligible Investments may include, without limitation, those investments issued by or made with the Custodian or for which the Custodian or affiliate of the Custodian provides services and receives compensation. The Custodian shall have no liability for any losses on any Eligible Investments made as described herein. Without limiting the foregoing, in no event shall the Custodian be liable for any negative interest accrued or applied in respect of any funds received by it or maintained in an Account hereunder. The Fund shall be responsible for the payment of any such negative interest and the Custodian shall be entitled to deduct from amounts on deposit in the applicable Account an amount necessary to pay such negative interest. For the avoidance of doubt, the reimbursement and indemnification protections afforded to the Custodian hereunder shall apply in respect of any interest-related expenses incurred by the Custodian in the performance of its duties hereunder.

(c) In the event that the Fund shall at any time request a withdrawal of amounts from the Cash Account which are invested in Eligible Investments as described herein, the Custodian shall be entitled to liquidate or otherwise redeem, and shall have no liability for any loss incurred as a result of the liquidation of any investment of the funds or redemption of any such Eligible Investments credited to such account as needed to provide necessary liquidity as set forth in Proper Instructions received by the Custodian from the Fund (which may be standing Proper Instructions).

(d) The Fund (or the Investment Adviser on its behalf) is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Accounts. Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which the Fund may be subject or for which it may have obligations to third-parties in respect of the Accounts, and the Custodian shall have no liability for the acts or omissions of any other Person (including, without limitation, the Fund or the Investment Adviser), or for the application or misapplication of any funds by another Person or by the Custodian at the direction of the Fund. The Fund (or the Investment Adviser on its behalf) shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian for deposit to the Accounts, and for properly instructing the Custodian with respect to the allocation or application of all such deposits.

(e) Subject to the terms of this Agreement, each Account shall otherwise be subject to the Custodian’s standard terms and conditions applicable to such Account, as amended from time to time, and the Custodian is authorized to follow its usual operating procedures in connection with such Account; and the terms of this Agreement and operation of the Accounts shall be subject to the requirements and provisions of applicable law and regulation governing such Account, including without limitation with respect to any account adjustments, returned deposit items, chargebacks and overdrafts associated with the Account, privacy and maintenance of confidentiality. Without limiting the generality of the foregoing, and notwithstanding any term of this Agreement to the contrary, the Custodian shall be responsible only for funds actually received, and it shall not be obligated to credit or remit payment on any payment item received for deposit to an Account (and any credit given in such respect shall be deemed to be provisional), unless and until settlement of the item is or becomes final.

Section 3.5. Custodial Assets Held Outside of the United States; Foreign Exchange. (a) The Custodian may employ, as subcustodians for the Custodial Assets maintained outside the United States, foreign banking institutions and foreign securities depositories (collectively, “Foreign Subcustodians”), and foreign clearing agencies and clearing systems (collectively, “Foreign Securities Systems”), in each case that would constitute a “Qualified Custodian” as defined in Rule 206(4)-2 of the Advisers Act. The Custodian shall identify on its books as belonging to the Fund, the foreign Custodial Assets held by each Foreign Subcustodian and/or Foreign Securities Systems (collectively, “Foreign Intermediaries”). The Custodian may hold foreign Custodial Assets and related Proceeds with one or more Foreign Intermediaries in each case in a single account with such Foreign Intermediary that is identified as belonging to the Custodian for the benefit of its customers, provided however, that the records of the Custodian with respect to Custodial Assets and related Proceeds which are property of the Fund maintained in such account shall identify by book-entry those Custodial Assets and other property as belonging solely to the Fund.

(b) Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Custodial Assets received by a Foreign Intermediary for the account may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. The Custodian shall not be responsible for any tax withholdings or calculations in respect of Proceeds received on Custodial Assets.

(c) The Fund may issue standing Proper Instructions with respect to foreign exchange transactions, in each case to the extent such transaction is of the type which the Custodian regularly facilitates or has otherwise agreed to facilitate for purposes of this Agreement. Absent the receipt of such Proper Instructions, the Custodian shall have no obligation to effect or carry out any foreign currency exchange on behalf of the Fund. The Fund shall bear all risks of investing in Custodial Assets denominated in a foreign currency. It is understood and agreed that any foreign exchange transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian acting as principal or otherwise through customary banking channels. The Custodian shall have no liability for any investment losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific and acceptable Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Fund. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. The Fund acknowledges that the Custodian, any subcustodian or any affiliates of the Custodian or any subcustodian, involved in any such foreign exchange transactions may make a margin or banking income from foreign exchange transactions entered into pursuant to this section for which they shall not be required to account to the Fund.

Section 3.6. Payment of Moneys. Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from the Cash Account moneys of the Fund on deposit therein in the following cases:

(i) upon the purchase of Custodial Assets for the Fund pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian;

(A) in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of same day delivery of such securities; or

(B) in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii) for any other purpose directed by the Fund upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

Section 3.7. Proxies. The Custodian will, with respect to Custodial Assets held through a Securities System or otherwise held in “street name”, cause to be made available to the Fund proxies promptly following receipt thereof by the Custodian in respect of such Custodial Assets. The Fund may respond to such proxies, or may provide Proper Instructions to the Custodian to respond to such Proxies on its behalf. In order for the Custodian to act, it must receive Proper Instructions no later than the deadline applicable to responses for corporate actions for the bank serving as Custodian. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

Section 3.8. Proper Instructions. (a) The Fund (or the Investment Adviser) shall provide an incumbency certificate to the Custodian, in the form acceptable to it, specifying the names, titles, contact information (including email addresses) and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons”, and each is an “Authorized Person”) which certificate shall be signed by an officer of the Fund (or an officer of the Investment Adviser, as applicable), or by another Authorized Person previously certified to the Custodian. Each Proper Instruction given by an Authorized Person of the Fund shall be deemed for all purposes to have been given by and on behalf of the Fund. The Custodian shall be entitled to conclusively rely upon the identity and authority of such persons and contact information thereof until it receives written notice from the Fund to the contrary. Notwithstanding the foregoing, any Authorized Person whose incumbency as such has been certified by an officer of the Fund and who is also an officer of the Fund may at any time revoke the authority to give Proper Instructions of any Authorized Person who is not an officer of the Fund, and any such person whose authority is so revoked may not thereafter be or become an Authorized Person.

(b) The Custodian shall have no obligation to act in accordance with Proper Instructions to the extent that they conflict with applicable law or regulations. The Custodian shall not be liable for any loss resulting from a reasonable delay while it obtains clarification of any Proper Instructions.

Section 3.9. Actions Permitted Without Proper Instructions. The Fund shall have thirty (30) days to remit payment to the Custodian once notified of any amounts due and payable; provided that after such period, the Custodian shall be entitled, without express Proper Instructions from the Fund, to:

(a) pay itself from the Cash Account, whether or not in receipt of express direction or Proper Instruction from the Fund, any amounts due and payable to it pursuant to Sections 6, 8.4 or 8.7 hereunder; provided that it has made reasonable efforts with the Fund and the Portfolio Manager to obtain Proper Instructions regarding any such amounts due and payable and such efforts have been unsuccessful and provided further that it only pays itself an amount from the Cash Account that does not exceed net available cash;

(b) surrender Custodial Assets in temporary form for Custodial Assets in definitive form; and

(c) in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property held or to be held in the Accounts.

Section 3.10. Evidence of Authority. The Custodian shall be protected in acting upon any Proper Instructions, certificate, instrument or paper believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of the Fund and/or the Investment Adviser by an Authorized Person. The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a) the authority of any person to act in accordance with such certificate; or

(b) any determination or any action by the Fund as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Fund and/or the Investment Adviser. The Fund authorizes and directs the Custodian to accept, rely and act upon instruction from the Investment Adviser, acting on behalf and in the name of the Fund for all purposes hereunder, and the Custodian is authorized to recognize and act upon the instruction of the Investment Adviser, acting alone, on behalf and in the stead of the Fund for all purposes hereunder; provided that such authorization and direction may be revoked at any time by an Authorized Person who is an officer of the Fund.

Section 3.11. Receipt of Communications; Communications Relating to Custodial Assets. Any communication received by the Custodian on a day which is not a Business Day or after 2:00 p.m. (Eastern Time) (or such other time as is agreed by the Fund and the Custodian from time to time) on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 2:00 p.m. (Eastern Time) on a Business Day the Custodian will use reasonable efforts to process such communications as soon as possible after receipt. For the avoidance of doubt, in no instance shall the Custodian be obligated to provide services on any day that is not a Business Day.

The Custodian shall transmit promptly to the Fund all copies of notices and other writings received by it in its capacity as Custodian hereunder from the issuer, obligor or other Person with respect to any Custodial Asset advising the holders of such asset of any rights that the holders might have with respect thereto (including notices of calls and redemptions thereof). The Custodian shall have no obligation or duty to exercise any right or power in, or otherwise to preserve rights under, to communicate on behalf of the Fund regarding, or to otherwise interact or exercise rights or remedies on behalf of the Fund relating to any Custodial Assets unless and except to the extent it has received timely Proper Instruction from the Fund with respect thereto. The Custodian will not be liable for any failure or delay in the exercise of any right or power in connection with Custodial Assets at any time held by the Custodian as a result of any failure or delay on the part of the Fund in providing a Proper Instruction with respect thereto. It shall be the responsibility of the Fund to notify the Custodian of the Person to whom such communications must be forwarded under this Section.

Section 3.12. Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Fund under this Agreement, as required by Sections 31 and 64 of the Investment Company Act of 1940 (the “1940 Act”), and Rules 31a-1 and 31a-2 thereunder. To the extent the Custodian, in its sole opinion, is able to do so, the Custodian will provide assistance to the Fund (at the Fund’s reasonable request made from time to time) by providing sub-certifications regarding certain of its services performed hereunder to the Fund in connection with the Fund’s certification requirements pursuant to the Sarbanes-Oxley Act of 2002, as amended. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund, upon reasonable request and at least five Business Days’ prior written notice and at the Fund’s expense. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include, to the extent applicable, the certificate numbers in such tabulations, to the extent such information is available to the Custodian.

SECTION 4. REPORTING.

Section 4.1. Reporting. (a) For each Business Day, the Custodian shall make available to the Fund and the Investment Adviser on a daily basis a report of (i) all deposits to and withdrawals from the Cash Account for the prior Business Day, and the outstanding balance as of the end of such prior Business Day, and (ii) a report of settled trades of Custodial Assets for such prior Business Day. The Fund shall in a timely manner provide, or shall cause the Investment Adviser to provide, to the Custodian such information, documents and other items with respect to the Custodial Assets as necessary and/or appropriate or as reasonably requested by the Custodian in writing in order to enable the Custodian to perform its duties hereunder.

(b) The Custodian shall have no duty or obligation to undertake any market valuation of the Custodial Assets under any circumstance.

(c) In the event of any discrepancy between any report provided by the Custodian to the Fund and any information contained in the books or records of the Fund, the Fund (or the Investment Adviser on its behalf) shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

(d) The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Advisers Act. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund, the Investment Adviser and employees and agents of the Securities and Exchange Commission.

SECTION 5. CUSTODIAL ASSETS DATABASE.

The Fund acknowledges that any data and information held by the Custodian from time to time concerning the Custodial Assets and to which the Fund may be given access (without herein implying any obligation or agreement by the Custodian to maintain or provide access to any particular information or database) from time to time at the election of the Custodian (the “Custodial Assets Database”) is unaudited and the Custodian does not independently verify the accuracy of information it receives from third parties concerning the Custodial Assets (whether from the Fund, from others at the Fund’s behest or on its behalf, or from issuers or obligors of the Custodial Assets or their agents) prior to its inclusion in the Custodial Assets Database. The Custodian will not be liable to the Fund or any other Person for any loss or damage arising out of or in connection with the relationship established by this Agreement as a result of inaccuracies in any such third-party provided information contained in the Custodial Assets Database unless such loss or damage is the result of the Custodian’s gross negligence, fraud or willful misconduct.

SECTION 6. COMPENSATION OF CUSTODIAN.

(a) The Custodian shall be entitled to compensation from the Fund for its services as set forth in a separate fee letter agreement between the Custodian and the Fund (or the Investment Adviser on its behalf).

(b) The Fund agrees to pay or reimburse to the Custodian upon its request from time to time all reasonable and documented out-of-pocket costs, disbursements, advances and expenses (including, without limitation, reasonable and documented fees and expenses of outside legal counsel) incurred, and any disbursements and advances made (including without limitation any account overdraft resulting from any settlement or assumed settlement, provisional credit, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement from time to time (including, without limitation, reasonable and documented out-of-pocket costs and expenses of any action by the Custodian to collect any amounts owing to it under this Agreement (including indemnities), so long as the Custodian is awarded all or a part of such costs or expenses).

SECTION 7. DEPOSIT IN SECURITIES SYSTEMS.

The Custodian may deposit and/or maintain Custodial Assets in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

Section 7.1. The Custodian may keep domestic Custodial Assets in a Securities System; provided that such Custodial Assets are represented by a corresponding position in a financial asset maintained in an account (“Participant Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers.

Section 7.2. The records of the Custodian with respect to Custodial Assets which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund.

Section 7.3. Anything to the contrary in this Agreement notwithstanding, the Custodian shall have no liability under or pursuant to this Agreement or the custodial arrangement established hereby for any direct loss, damage, cost, expense, liability or claim to the Fund resulting from use of the Securities System.

Section 8. Responsibility of Custodian.

Section 8.1. General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Custodial Assets, the Accounts or the Proceeds except for such duties as are expressly and specifically set forth in this Agreement as duties on its part to be performed or observed, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied covenants, duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

Section 8.2. Instructions. (a) The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Fund as the Custodian reasonably deems necessary, and shall be entitled to require, upon written notice to the Fund, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken in good faith in accordance with a Proper Instruction of the Fund. For the avoidance of doubt, a trade ticket provided to the Custodian by an Authorized Person in respect of an acquisition or disposition of a Loan shall constitute a Proper Instruction to effect such acquisition or disposition.

(b) Whenever the Custodian is entitled or required to receive or obtain any report, opinion, notice of other information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it.

(c) The Fund agrees that it shall reasonably respond promptly to all inquiries and requests of the Custodian made to the Fund in writing as may be reasonably necessary to enable the Custodian to perform its duties hereunder.

Section 8.3. General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein):

(a) The Custodian shall not be responsible for the title, validity or genuineness, including good deliverable form of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

(b) The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice Proper Instruction, statement, certificate, request, waiver, consent, opinion, report, receipt, electronic communication or other paper or document furnished to it (including without limitation any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed, sent or presented by the proper person (which in the case of any instruction from or on behalf of the Fund shall be an Authorized Person); and the Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon (including any electronic signature). The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, electronic communication, statement, certificate, statement, request, waiver, consent, opinion, report, receipt, electronic communication or other paper or document.

(c) The Custodian shall not be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or fraud on its part. Except as provided in the immediately preceding sentence, the Custodian shall not be liable for any action taken by it in good faith and believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Custodian shall not be under any obligation at any time to ascertain whether the Fund is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect.

(d) In no event shall either party be liable for any punitive, indirect, special or consequential damages (including, without limitation, lost profits) whether or not it has been advised of the likelihood of such damages and regardless of the form of action; provided that the foregoing shall in no way limit the obligations of the Fund under Section 8.4.

(e) The Custodian may consult with, and obtain advice from, nationally recognized legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian in good faith in reliance upon the opinion or advice of such counsel, and the reasonable and documented out-of-pocket cost of such services shall be reimbursed pursuant to Section 6(b) above.

(f) The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its corporate trust office and charged with responsibility for administering this Agreement or unless (and then only to the extent) received in writing by the Custodian at the contact information indicated in Section 14 and specifically referencing this Agreement.

(g) No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbearance from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall be construed to obligate the Custodian to (i) undertake any collection actions on behalf of the Fund against any issuer or obligor (or agents thereof) of a Custodial Asset or (ii) commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Fund on its own behalf or otherwise, with respect to any matter arising hereunder or relating to this Agreement or the services contemplated hereby.

(h) The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(i) The Custodian may act or exercise its duties or powers hereunder through agents, subcustodians or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such party appointed with reasonable due care.

(j) All reasonable costs and risks of shipment shall be borne exclusively by the Fund.

(k) The Custodian has no responsibility to verify or determine whether any purchase or sale of a Custodial Asset satisfies any transfer restrictions applicable to it, including any transfer restriction imposed by applicable law.

(l) The Custodian shall have no responsibility for performing or monitoring the performance of any anti-money laundering procedures undertaken by the Fund and shall have no liability to the Fund for any violation of any anti-money laundering rules or regulations by the Fund.

(m) Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other Financing Document evidencing or governing any Custodial Asset, whether for purposes of performing any of its duties hereunder or otherwise.

(n) Except as otherwise agreed in writing, the Custodian shall have no obligation to take any action to preserve, protect, enforce or exercise any rights in the Custodial Assets, or under or in respect of the related underlying documents, or to perform any obligations of the Fund thereunder.

(o) Notwithstanding any other provision of this Agreement, the Custodian shall have no duty or obligation under this Agreement to monitor, verify or inquire into, and shall not be liable for, (i) the legality of the Custodial Assets, (ii) the purchase, transfer or sale of any Custodial Assets, the sufficiency of the amount to be received or the authority of the Fund to effect any such purchase, transfer or sale.

Section 8.4. Indemnity. The Fund agrees to indemnify, defend and hold harmless the Custodian and its officers, directors, affiliates and agents against any and all claims, losses, liabilities, damages or expenses (including, but not limited to, reasonable and documented out-of-pocket attorneys’ fees, court costs, costs of investigation and costs of enforcement of this indemnity) of any kind or nature whatsoever arising out of its provision of custody services under this Agreement that may be imposed upon, incurred by or asserted against the Custodian (and including claims involving the Fund or any third party); provided, however, that the foregoing indemnity shall not apply to any such claims, losses, liabilities, damages or expenses arising from or related to the gross negligence, willful misconduct or fraud on the part of the Custodian. The Custodian shall have and is hereby granted a continuing lien upon and security interest in, and right of set-off against, the Accounts, and any funds (and investments in which such funds may be invested) held therein or credit thereto from time to time, whether now held or hereafter required, and all proceeds thereof, to secure the payment of any amounts that may be owing to the Custodian under or pursuant to the terms of this Agreement, whether now existing or hereafter arising. The Custodian shall notify the Fund, as soon as possible, in writing of the exercise by it of the foregoing right to set-off. The provisions of this Section 8.4 shall survive the resignation or removal of the Custodian and the termination of this Agreement.

Section 8.5. Force Majeure. Without prejudice to the generality of the foregoing, the Custodian shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond its reasonable control including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, fires, floods, earthquakes or other natural disasters, civil or military disturbances, acts of war or terrorism, riots, revolution, epidemics, acts of God, work stoppages, strikes or national disasters of any kind.

Section 8.6. Disputes. If any dispute or conflicting claim is made by any person with respect to securities or other property held for the Fund, the Custodian shall be entitled to refuse to act until either (a) such dispute or conflicting claim has been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Custodian has received written evidence satisfactory to it of such determination or agreement; or (b) the Custodian has received an indemnity, security or both satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodian may incur as a result of its actions. The Custodian shall notify the Fund if any such dispute or conflicting claim is made by any person other than the Fund.

Section 8.7. Advances. Under no circumstances shall the Custodian have any responsibility, duty or obligation to advance its own funds to or for the benefit of the Fund. Notwithstanding the foregoing, if the Custodian at any time or times in connection with this Agreement or the administration of the Account, advances funds in connection with the settlement of any payment item, returned deposit item or investment, provisional credit or overdraft, then any funds (or investments thereof) at any time held in or credited to any Account hereunder shall be security therefore and shall be subject to a lien and right of setoff thereon in favor of the Custodian (in addition to any rights or charge of, set off or similar rights it may have under applicable law), and the Custodian shall be entitled to utilize available cash (and dispose of investments in which such cash may be invested pursuant to the terms hereof) immediately to make itself whole in respect thereof.

Section 8.8. Patriot Act. To help fight the funding of terrorism and money laundering activities, the Custodian shall be entitled to obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Custodian. The Custodian shall be entitled to ask for the name, address, tax identification number and other information that will allow the Custodian to identify the individual or entity who is establishing the relationship or opening the account. The Custodian may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

SECTION 9. SECURITY CODES.

If the Custodian issues to the Fund, security codes, passwords or test keys in order that the Custodian may verify that certain transmissions of information, including Proper Instructions, have been originated by the Fund, the Fund shall endeavor to safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available.

SECTION 10. TAXES.

For tax reporting purposes, any investment interest or income received by the Custodian from investment (or reinvestment) of funds on deposit in the Cash Account shall be reported as allocable to the Fund, to the extent reporting is required. The Fund shall provide the Custodian with a properly completed and signed Internal Revenue Service Form W-9 or W-8BEN, as applicable (or applicable successor form). The Fund agrees (i) that the Custodian shall be entitled to withhold or deduct from any payments required to be made pursuant to this Agreement the amount of any taxes, charges or other withholding required to be so withheld or deducted under applicable law, and (ii) to promptly to provide the Custodian, upon request, with any and all such information as may from time to time be required by the Custodian to comply with all applicable laws, including information required by the Custodian to determine the amount of any applicable withholding or other tax. In the event the Custodian withholds any amounts inadequately because of information incorrectly supplied to the Custodian, the Fund hereby agrees to indemnify and reimburse the Custodian for any such amount owing. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund (or the Custodian as custodian of the Fund), by the tax law of the United States (or any other applicable jurisdiction) or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Fund for such obligations including taxes, withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including reasonable legal expenses) that may be assessed against the Fund (or the Custodian as custodian of the Fund).

SECTION 11. EFFECTIVE PERIOD, TERMINATION AND ADDITIONAL PARTIES.

Section 11.1. This Agreement shall become effective as of the due execution and delivery by each of the parties to this Agreement. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be terminated by the Custodian or the Fund pursuant to Section 11.2.

Section 11.2. This Agreement shall terminate upon the effective date of termination specified in any written notice of termination given by either party (including any resignation by or removal of the Custodian) to the other not later than ninety (90) days prior to the effective date of such termination specified therein unless a different period is agreed to in writing by the parties; provided that, all Custodial Assets and Proceeds shall have been delivered to the Fund or as it otherwise instructs (subject to Section 11.4 below).

Section 11.3. The Custodian may resign at any time under this Agreement by providing at least ninety (90) days advance written notice to the Fund and the Investment Adviser unless a different period is agreed to in writing by the parties. The Fund may at any time remove the Custodian under this Agreement by giving not less than ninety (90) days advance written notice to the Custodian.

Section 11.4. Prior to the effective date of termination of this Agreement, or the effective date of the resignation (or removal) of the Custodian, as the case may be, the Fund shall give Proper Instruction to the Custodian to cause the Custodial Assets and Proceeds then held by the Custodian to be delivered to the Fund, or its designee, or a successor custodian hereunder; and if the Fund shall fail or be unable to do so on a timely basis, the Custodian shall be entitled (but not obligated) to petition a court of competent jurisdiction (at the Fund’s expense) for such instruction. In addition, the Custodian shall transfer to such successor relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement, and will cooperate in the transfer of such duties and responsibilities.

Section 11.5. (a) Upon termination of this Agreement or resignation (or removal) of the Custodian, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination or resignation (or removal) and shall likewise reimburse the Custodian for its reasonable and documented out-of-pocket costs, expenses and disbursements. All indemnifications under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

(b) If Custodial Assets, Proceeds or any other property remain in the possession of the Custodian after the date of termination hereof or the date of resignation (or removal) of the Custodian, as the case may be, owing to failure of the Fund to give Proper Instructions to the Custodian for delivery thereof, as referred to in Section 11.4, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such Custodial Assets, funds and other property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect during such period.

SECTION 12. REPRESENTATIONS AND WARRANTIES.

(a) The Fund represents and warrants to the Custodian that:

(i) it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(ii) in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Fund will act in accordance with the provisions of its applicable organizational documents and any applicable laws and regulations; and

(iii) the execution and delivery by the Fund of this Agreement and the performance by the Fund of the related obligations hereunder (including, without limitation, the indemnity provided to the Custodian hereunder) (i) do not and will not (x) contravene any of the terms of the Fund’s declaration of trust, bylaws or other agreements or documents of formation that govern the affairs and the conduct of the Fund’s business, or (y) conflict with or result in any breach or contravention of, or the creation of any lien or other subordination under, or require any payment to be made under (A) any contractual obligation to which the Fund is a party or affecting the Fund or the properties or assets of the Fund or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Fund or its property is subject, or (z) violate any applicable law.

(b) The Custodian hereby represents and warrants to the Fund that it (a) is qualified to act as a custodian pursuant to Section 17(f)(1) of the Investment Company Act of 1940 (the “1940 Act”), (b) has the power and authority to enter into and perform its obligations under this Agreement, and (c) it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations. The Custodian further represents that it qualifies as a “Qualified Custodian” as defined in Rule 206(4)-2 of the Advisers Act. Nothing in this clause (b) shall be deemed to impose any additional duties on the Custodian under the 1940 Act, the Advisers Act or any rules promulgated thereunder, including any reporting duties under thereunder, other than those duties as expressly set forth herein.

(c) The Fund agrees that the Custodian will in no event be a “fiduciary” with respect to the Accounts and assets held therein under this Agreement or any transaction contemplated hereunder or thereunder within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 3(38) of ERISA, or Section 4975(e) of the Code (including, without limitation, by virtue of the Custodian’s reservation or exercise of any rights it may have). The Fund hereby represents and warrants to the Custodian that (i) the assets of the Fund will not constitute “plan assets” within the meaning of Department of Labor Regulation 2510.3-101, as modified by Section 3(42) of ERISA and (ii) the Fund shall not, without the prior written consent of the Custodian, permit the portfolio of Custodial Assets or the Custodial Account to be deemed to be “plan assets”. The Fund acknowledges and agrees that the Custodian shall not grant its consent in either of the foregoing circumstances unless and until the Fund has entered into such amendments to this Agreement and has provided such assurances and indemnities to the Custodian, as the Custodian reasonably may require to be assured that it will not be subject to ERISA liability. If for any reason the Fund breaches or otherwise fails to comply with the provisions of this Section, this Agreement and the custodial arrangement provided for thereunder and hereunder may be terminated immediately with respect to the Fund by the Custodian.

SECTION 13. PARTIES IN INTEREST; NO THIRD PARTY BENEFIT.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties.

SECTION 14. NOTICES.

Any Proper Instructions shall be given to the following address (or such other address as either party may subsequently designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, (iii) confirmed telecopier or telex with a duplicate sent on the same day by first class mail, postage prepaid or (iv) electronic mail:

(a) if to the Fund, to

Onex Falcon Direct Lending BDC Fund
21 Custom House Street, 10th Floor
Boston, Massachusetts 02110
Attention: Gary Klayn
Email: finance@falconinvestments.com

(b) if to the Custodian, to	U.S. Bank National Association
190 S. LaSalle Street, 8th Floor
Chicago, Illinois 60603
Attention: Global Corporate Trust— Onex Falcon Direct Lending BDC Fund
Email: OnexFunds@usbank.com

The Custodian shall be entitled to accept and act upon Proper Instructions sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided however, that the Custodian has been provided with an incumbency certificate in accordance with Section 3.10. If the Fund (or the Investment Adviser on its behalf) elects to give the Custodian email or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. The Fund agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions and the risk of interception and misuse by third parties, and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 15. Reserved.

SECTION 16. CHOICE OF LAW AND JURISDICTION.

THIS AGREEMENT SHALL BE CONSTRUED, AND THE PROVISIONS THEREOF INTERPRETED UNDER AND IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK FOR ALL PURPOSES (WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS); EXCEPT TO THE EXTENT SUCH LAWS ARE INCONSISTENT WITH FEDERAL SECURITIES LAWS, INCLUDING THE 1940 ACT, IN WHICH CASE SUCH FEDERAL SECURITIES LAWS SHALL GOVERN. ALL ACTIONS AND PROCEEDINGS RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT MAY BE BROUGHT IN NEW YORK STATE OR U.S. FEDERAL COURTS LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK (BOROUGH OF MANHATTAN) AND THE FUND AND THE CUSTODIAN HEREBY SUBMIT TO PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS. THE FUND AND THE CUSTODIAN EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY AND ANY OBJECTION TO LAYING OF VENUE IN SUCH COURTS ON GROUNDS OF FORUM NONCONVENIENS IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO ACTIONS OR PROCEEDINGS RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS AGREEMENT SHALL BE BROUGHT IN A FORUM OUTSIDE OF THE UNITED STATES OF AMERICA.

SECTION 17. ENTIRE AGREEMENT AND COUNTERPARTS.

(a) This Agreement shall constitute the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

(b) This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Fund and reasonably available at no undue burden or expense to the Custodian) and all counterparts taken together shall constitute one instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. The Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

SECTION 18. AMENDMENT; WAIVER.

(a) This Agreement may not be amended except by an express written instrument duly executed by each of the Fund and the Custodian.

(b) In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

SECTION 19. SUCCESSOR AND ASSIGNS.

(a) The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. The Fund shall not be permitted to assign its rights under this Agreement without the written consent of the Custodian.

(b) Notwithstanding the foregoing, any corporation or association into which either party may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian or the Fund, as applicable, shall be a party, or in the case of the Custodian any corporation or association to which the Custodian transfers all or substantially all of its corporate trust business, shall be the successor of the Custodian or the Fund, as applicable, hereunder, and shall succeed to all of the rights, powers and duties of the Custodian or the Fund, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of either of the parties hereto.

SECTION 20. SEVERABILITY.

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

SECTION 21. REQUEST FOR INSTRUCTIONS.

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Fund as to the course of action desired by it. If the Custodian does not receive such instructions within five (5) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Fund in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

SECTION 22. OTHER BUSINESS.

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Fund or any other Person. Nothing contained in this Agreement shall constitute the Fund and/or the Custodian (and/or any other Person) as members of any Fund, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

SECTION 23. REPRODUCTION OF DOCUMENTS.

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties have caused this Agreement to be executed and delivered by a duly Authorized Person intending the same to take effect as of the date first above written.

ONEX FALCON DIRECT LENDING BDC FUND, as Fund

By:	/s/ Steven Gutman
Name:	Steven Gutman
Title:	General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Maria D. Calzado
Name:	Maria D. Calzado
Title:	Senior Vice President